UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

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KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Krispy Kreme Doughnut Corporation (“KKDC”), a wholly-owned subsidiary of Krispy Kreme Doughnuts, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”), effective October 26, 2005, with Jeff Jervik in connection with the appointment of Mr. Jervik as the new Executive Vice President of Operations for KKDC.

The Employment Agreement provides that Mr. Jervik will receive an annual base salary of $325,000 and a one-time bonus payment of $100,000. Mr. Jervik will not be eligible for a bonus for the fiscal year ending on or about January 31, 2006. For the fiscal year ending on or about January 31, 2007, Mr. Jervik will receive a minimum bonus equal to 22.5% of his then-current base salary. After the fiscal year ending on or about January 31, 2007, Mr. Jervik will be eligible to participate in incentive plans available to senior executives of the Company.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and the information contained in the Employment Agreement is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On October 26, 2005, Jeff Jervik, age 49, was appointed as the Company’s new Executive Vice President of Operations. On October 27, 2005, the Company issued a press release announcing the appointment of Mr. Jervik.

Since 1998, Mr. Jervik has served as president and operating partner of P.J. Hawaii LLC, which does business as Papa John's Pizza Hawaii, a chain of 17 pizza restaurants that employs more than 350 people. Prior to establishing P.J. Hawaii LLC, Mr. Jervik worked at Pizza Hut Inc. for 14 years, retiring in 1998 as national vice president of operations, where he was responsible for the operations of over 1,000 Pizza Hut restaurants with sales of approximately $800 million and over 25,000 employees.

There is no arrangement or understanding between Mr. Jervik and any other person pursuant to which Mr. Jervik was appointed Executive Vice President of Operations. There are no family relationships between Mr. Jervik and any of the Company’s directors and executive officers. The Company has not entered into any transactions with Mr. Jervik of the sort described under Item 404(a) of Regulation S-K except for the arrangements associated with Mr. Jervik’s employment discussed above. Mr. Jervik will maintain his ownership interests in P.J. Hawaii LLC, which is not a parent, subsidiary or affiliate of the Company.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated in this Item 5.02(c) by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, effective October 26, 2005, between Krispy Kreme Doughnut Corporation and Jeff Jervik.
99.1	Press Release (“Krispy Kreme Names Jeff Jervik Executive Vice President Of Operations”) dated October 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: November 1, 2005

By:	/s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer